SEPARATION AGREEMENT


                  SEPARATION AGREEMENT dated as of March 10, 1998 by and between CrossZ Software Corporation ("CrossZ" or the "Company") a Delaware corporation with its principal office at 60 Charles Lindbergh Boulevard, Uniondale, New York 11553 and Mark Chroscielewski ("Chroscielewski"), who resides at 250-03 87th Drive, Bellerose, New York 11426.

                  WHEREAS, Chroscielewski has been employed by CrossZ as Chairman of the Board pursuant to an Employment Agreement effective as of October 14, 1997 by and between Chroscielewski and CrossZ (the "Employment Agreement"); and

                  WHEREAS, CrossZ and Chroscielewski have determined that Chroscielewski's employment with the Company was terminated effective March 10, 1998 and Chroscielewski will no longer serve as Chairman of the Board of the Company effective as of May 26, 1998; and

                  WHEREAS,   the  parties  hereto  desire  to  set  forth  their
agreement as to the termination of Chroscielewski's employment and to set forth certain other agreements and understandings;

                  NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, it is hereby agreed as follows:

                  1. Termination of Employment Agreement and Severance. The Employment Agreement is terminated and is of no further force or effect effective as of the date hereof. The provisions of this Agreement are in full settlement of any and all rights and obligations that each party has to the other under the Employment Agreement. Notwithstanding the foregoing, the Company and Chroscielewski agree that the provisions of Section 1 of the Proprietary Rights and Separation Agreement dated as of June 16, 1992 between Chroscielewski and the Company (the "Proprietary Rights Agreement") shall remain in full force and effect until May 26, 1998. Any activities that Chroscielewski engages in as a reseller will not be in violation of the Proprietary Rights Agreement, provided that the Company's proprietary information may not be disclosed without the express permission of the Company. Chroscielewski shall be entitled to receive a severance payment in the amount of $150,000 payable over the one-year period from March 10, 1998 through March 9, 1999 in accordance with normal Company payroll. Chroscielewski acknowledges that he has received all severance payments that have been required to be made to him through March 31, 1998 in accordance with the preceding sentence. In addition, upon the execution of this Agreement, the Company is paying $151,896 to Chroscielewski in full settlement of (i) all unpaid accrued salary and other amounts owed to Chroscielewski or his wife, and (ii) all accrued and unused vacation through March 10, 1998. The Company will also reimburse the law firm of Reisman, Peirez, Reisman & Calica L.L.P. $16,000 in full settlement for all attorney fees incurred by Chroscielewski in connection with the execution of this Agreement and enforcing his rights under the Employment Agreement. Chroscielewski is also being reimbursed for all heretofore unreimbursed expenses reasonably and necessarily incurred by him in connection with the business of CrossZ prior to March 10, 1998. Chroscielewski acknowledges that he has received full and complete payment of quarterly MBO's through the date of termination of his employment. Chroscielewski will resign, effective May 26, 1998, as Chairman of the Board of CrossZ. Chroscielewski further acknowledges that he will not be nominated by the Board of Directors for election as a director at the Company's next annual meeting of the stockholders (which is presently scheduled to be held on May 27, 1998). In addition, Chroscielewski may not (i) speak or take any action on behalf of the Company including negotiating, discussing or executing any agreement or (ii) have any discussions with any customers, clients or suppliers of the Company or any potential customers, clients or suppliers of the Company. The foregoing limitation includes, but is not limited to, representing CrossZ or acting on behalf of CrossZ at any trade show or conference. Notwithstanding the foregoing, the Company will enter into a standard reseller agreement with such new company as may be hereinafter incorporated or formed by Chroscielewski as specified in Paragraph 5 hereto.

                  2. Stock Options and Continuing Benefits. Concurrently herewith, the Company is amending the terms of the stock option agreement dated November 11, 1997 between the Company and Chroscielewski so that all options to purchase Common Stock of the Company currently held by Chroscielewski shall remain exercisable until December 31, 1999. In connection therewith, the Company will make any amendments necessary under its 1991 Incentive Stock Option to effectuate the foregoing. To the extent that the Company reprices any options granted under the 1991 Incentive Stock Option Plan prior to December 31, 1999, the Company will include the options granted to Chroscielewski in any such repricing and will reprice the options to purchase Common Stock held by Chroscielewski to an exercise price equal to the exercise price of the repriced options.

         In addition, Chroscielewski shall receive Company-paid health, dental, medical, vision, disability and life insurance coverage as provided to Chroscielewski immediately prior to March 10, 1998, upon the terms and conditions, including deductibles and co- payments, provided in the Company's then-existing plans, policies and programs (the "Company-Paid Coverage"). Company-Paid Coverage shall continue until March 10, 1999 in the case of life insurance coverage and until March 10, 2003 for Chroscielewski and his spouse as of the date of this Agreement in the case of medical, dental, disability and vision coverage. Notwithstanding the foregoing, if Chroscielewski is covered under any health, life, dental, vision or disability insurance plan(s) provided by a subsequent employer, then the amount of coverage required to be provided by the Company hereunder shall be reduced by the amount of coverage provided by the subsequent employer's plan(s) for so long as such coverage continues. Chroscielewski's rights under this Paragraph 2 shall be in addition to, and not in lieu of, any post-termination continuation coverage or conversion rights Chroscielewski may have pursuant to applicable law, including without limitation, continuation coverage required by Section 4980B of the Internal Revenue Code of 1986, as amended.

                  3. Office Space. Until May 26, 1998, Chroscielewski (i) will be allowed to use during the normal and customary business hours of the Company his current office at the Company's executive offices located a set forth above, and (ii) will receive administrative support, consistent with the administrative support he received from the Company immediately prior to May 26, 1998. After May 26, 1998, Chroscielewski shall completely vacate the Company's offices, unless he is granted permission to appear at the Company's offices by the President of the Company.

                  4. Office Equipment. By separate bill of sale, the Company is transferring to Chroscielewski concurrently herewith title to the laptop computer, desktop computer and printer currently in Chroscielewski's possession, for the sum of $1.00.

                  5. Reseller Agreement. (a) CrossZ shall enter into a standard reseller agreement (the "Reseller Agreement") with such new company as may hereafter be incorporated or formed by Chroscielewski (the "Chroscielewski Reseller Company"). The Reseller Agreement will be subject to and in accordance with the provisions of Paragraph 7 hereof.

                           (b) As inducement for the Company to enter into the
Reseller Agreement, it shall provide that Chroscielewski and the Chroscielewski Reseller Company for, and on behalf of, themselves and their directors, officers, consultants, employees and "affiliates" (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) will not disclose or divulge any information, knowledge or data relating to the Reseller Agreement, including without limitation, its terms to any person or entity including, but not limited to, other resellers or indirect channel partners, value added resellers, original equipment manufacturers, consultants and systems integrators of the Company. Notwithstanding the foregoing, Chroscielewski may disclose the terms of the Reseller Agreement to the legal, accounting and tax professionals involved in the administration of the Chroscielewski Reseller Company.

                  6. Phone Numbers and E-mail. Chroscielewski will have the opportunity to transfer both of his cell phone numbers as well as his home office phone number, to his personal use by no later than May 26, 1998, after which the service will be discontinued. Chroscielewski will have access to the Company's e-mail through Lotus Notes as well as the Company's voice mail until May 26, 1998, after which the service will discontinued.

                  7. Noncompete and Confidentiality. Chroscielewski agrees that until March 10, 1999 he shall not:

                                    (i) engage in, own,  manage or  control,  or
participate in the ownership, management or control, directly or indirectly, of any person, firm, corporation or other entity engaged in the design, development, provision, sales or marketing of any product for the creation, compression, storage, retrieval or analysis of relational databases ("Restricted Business") anywhere in the world (the "Restricted Area"). Notwithstanding the foregoing, Chroscielewski may acquire shares representing not more than 5% of the outstanding securities of any publicly traded company engaged in the Restricted Business and the Chroscielewski Reseller Company may enter into the Reseller Agreement.

                                    (ii)  for himself or on behalf of any other
person or entity, directly or indirectly or by action together with others, call on any person or entity that is or was at any time during the one year period prior to the date of this Agreement, a customer, licensor, licensee, contractor, employee, consultant, representative or agent of or for CrossZ, or any of them, for the purpose of (A) diverting or taking away any such person or entity from CrossZ, or (B) inducing, influencing or seeking to induce or influence, any such person or entity to terminate such relationship with CrossZ, or any of them; provided, that if the employment of any such employee has been terminated by CrossZ and if Chroscielewski notifies CrossZ that he proposes to employ such employee, CrossZ will not unreasonably withhold its consent to such subsequent employment; or

                                    (iii)   use,   disclose   or   divulge   any
information, knowledge or data specifically relating to or concerned with CrossZ, its respective operations, businesses, methods of doing business, revenues, results of operations, financial condition or customers to any person or entity, provided, however, that (A) if Chroscielewski becomes legally compelled to disclose any such information, knowledge or data, he will promptly advise CrossZ in writing so that it may seek a protective order or other appropriate judicial remedy and/or waive compliance with the provisions of this Paragraph 7, and (B) nothing contained herein shall prevent the use or disclosure of any information, knowledge or data (1) that is generally known to the public or (2) that has become generally known to the public otherwise than by the breach of this Agreement by Chroscielewski or the breach of any other agreement of like tenor by Chroscielewski, any other shareholder of CrossZ or any officer, director or employee of the CrossZ.

                  8. Standstill. Chroscielewski agrees that prior to March 10, 1999, without the prior written consent of the Company, he will not, in any manner, whether publicly or otherwise, directly or indirectly initiate, make, effect, cause, seek, offer or propose to initiate, participate in or take a position with respect to, advise or influence, call or seek to call or execute: (i) any tender or exchange offer, merger or other business combination involving CrossZ or any of its affiliates;
(ii) any "solicitation" of "proxies" (as such terms are used in the rules of the Securities and Exchange Commission) or consents that relate in any way to any shares of Common Stock or other securities of CrossZ, whether before or after the formal commencement of any such solicitation; (iii) any person or entity with respect to the voting of, or the giving or withholding of any consents with respect to, any shares of common stock of CrossZ or other securities of CrossZ;
(iv) a meeting of CrossZ's shareholders or any written consent or any proposal for action by shareholders of CrossZ; (v) alone or in concert with others, to acquire control of CrossZ or influence the Board, management or policies of CrossZ; (vi) any claim, suit, action or otherwise acting to contest the validity of this letter or proceeding a release of the restrictions contained herein. Notwithstanding the foregoing, in the event that the Company defaults in the payment of any installment severance payment provided for him or fails to pay or refuses to pay any installment severance payment and such default or failure or refusal to pay is not cured within 15 days after the receipt by the Company of written notice from Chroscielewski of such default, failure or refusal to pay, the provisions of this Paragraph 8 will be null and void and of no further force and effect.

                  9. Enforceability of Paragraphs 7 and 8. Chroscielewski acknowledges that (a) the provisions of Paragraphs 7 and 8 hereof are reasonable and necessary for the protection of

CrossZ and are essential to the willingness of CrossZ to enter into this Separation Agreement. In the event that any provision of Paragraphs 7 and 8 hereof, including any sentence, clause or part thereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.

                  10. Withdrawal of Legal Complaint. Simultaneously with the execution of this Agreement, Chroscielewski will discontinue the Action filed on his behalf in the Supreme Court of the State of New York, County of Nassau and provide the Company with a copy of the discontinuance certified by Chroscielewski's attorneys.

                  11. Survival of Provisions. The termination of this Agreement shall not terminate or affect in any manner any provision of this Agreement that is intended by its terms to survive such termination.

                  12. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and any prior agreement between CrossZ and Chroscielewski relating to his employment with CrossZ is hereby superseded and terminated effective immediately and shall be without further force or effect, except for the provisions of, Section 1 of the Proprietary Rights Agreement. No amendment or modification of this Agreement shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

                  13. Notices. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or by responsible overnight delivery service or sent by certified mail, return receipt requested, postage and fees prepaid to the parties at their respective addresses set forth above, and if to CrossZ, with a copy to:

                           Olshan Grundman Frome & Rosenzweig LLP
                           505 Park Avenue
                           New York, New York 10022
                           Attention: David J. Adler, Esq.

and if to Chroscielewski, with a copy to:

                           Reisman, Peirez, Reisman & Calica, L.L.P.
                           Counselors-at-Law
                           1305 Franklin Avenue
                           Garden City, New York 11530
                           Attention: David H. Peirez, Esq.

Any of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other parties given under this Paragraph 12. The date of the giving of any notice hand delivered or delivered by responsible overnight carrier shall be the date of its delivery and of any notice sent by mail shall be the date five days after the date of the posting of the mail.

                  14. No Assignment; Binding Effect. Neither this Agreement, nor the right to receive any payments hereunder, may be assigned by Chroscielewski. This Agreement shall be binding upon

Chroscielewski, his heirs, executors and administrators and upon CrossZ and its successors and assigns.

                  15. Waivers. No course of dealing nor any delay on the part of CrossZ in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

                  16.   Governing  Law.  This   Agreement   shall  be  governed,
interpreted and construed in accordance with the laws of the State of New York, except that body of law relating to choice of laws.

                  17. Invalidity. If any clause, paragraph, section or part of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Separation Agreement to be duly executed as of the day and year first above written.


                                      CROSSZ SOFTWARE CORPORATION



                                      By: /s/ DANIEL PESS
                                         --------------------------------------
                                         Name:  DANIEL PESS
                                         Title: Senior Vice President of
                                                Finance and Administration,
                                                Chief Financial Officer and
                                                Secretary



                                      /s/ MARK CHROSCIELEWSKI
                                      -----------------------------------------
                                      MARK CHROSCIELEWSKI